UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 16, 2022

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045
(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
0.375% Senior Notes due 2023	FISV23	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
2.250% Senior Notes due 2025	FISV25	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2022, Fiserv, Inc. (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto. The Credit Agreement will replace the Prior Credit Agreement (as defined in Item 1.02 below) and provides for a senior unsecured multicurrency revolving credit facility that matures on June 16, 2027. The initial maximum aggregate principal amount of availability under the revolving credit facility is $6.0 billion, of which $0 was drawn as of June 16, 2022. Drawings under the Credit Agreement are available in U.S. dollars, euro, pounds sterling and certain other currencies to the extent agreed by the administrative agent and the lenders.

The Company may borrow, repay and re-borrow amounts under the Credit Agreement from time to time until the maturity of the revolving credit facility. Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time generally without fee. Borrowings under the Credit Agreement bear interest at variable rates, including based on Term SOFR or on a base rate in the case of U.S. dollar borrowings, in each case, plus a specified margin based upon the Company’s long-term debt rating in effect from time to time. The Credit Agreement also requires the Company to pay a facility fee based on the aggregate commitments in effect under the Credit Agreement from time to time, whether used or unused, and fees based on the amount available to be drawn under letters of credit issued under the Credit Agreement from time to time, in each case in amounts that fluctuate based upon the Company’s long-term debt rating in effect from time to time.

The Credit Agreement contains various restrictions and covenants that require the Company to, among other things, limit its consolidated indebtedness as of the end of each fiscal quarter to no more than 3.75 times the Company’s consolidated “EBITDA” (as defined in the Credit Agreement), which comprises the Company’s net income before interest, taxes, depreciation, amortization, non-cash charges and expenses and certain other adjustments, during the period of four fiscal quarters then ended, subject to certain exceptions.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, the administrative agent may terminate the lenders’ commitments and declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company or any of its material subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then the lenders’ commitments will automatically terminate and any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

The administrative agent and the financial institutions acting as lenders under the Credit Agreement also acted in such capacities under the Prior Credit Agreement and have also acted as underwriters on certain of the Company’s securities offerings. Some of such financial institutions are also customers of the Company or its affiliates.

The foregoing description of the Credit Agreement is summary in nature and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On June 16, 2022, concurrent with the Company’s entry into the Credit Agreement described in Item 1.01 hereof, the Company voluntarily terminated its existing Third Amended and Restated Credit Agreement dated September 19, 2018 (as amended through such date, the “Prior Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions from time to time party thereto. The Prior Credit Agreement provided for a multicurrency revolving credit facility in an aggregate principal amount of up to $3.5 billion, of which $0 was drawn as of June 16, 2022. The Prior Credit Agreement contained covenants that, among other things, limited the Company’s consolidated indebtedness as of the end of each fiscal quarter to no more than 3.5 times its consolidated EBITDA during the period of four fiscal quarters then ended, subject to certain exceptions and required the Company to maintain EBITDA of at least 3.0 times its consolidated interest expense as of the end of each fiscal quarter for the period of four fiscal quarters then ended. The Prior Credit Agreement would have matured on September 19, 2023. The administrative agent and a number of the financial institutions that acted as lenders under the Prior Credit Agreement are also acting in such capacities under the Credit Agreement and have also acted as underwriters on certain of the Company’s securities offerings. Some of such financial institutions are also customers of the Company or its affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 16, 2022, among Fiserv, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: June 21, 2022	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer